UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 20, 2008

SED International Holdings, Inc..
(Exact name of Registrant as specified in its charter)

Georgia	0-16345	22-2715444
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4916 North Royal Atlanta Drive, Tucker, Georgia		30084
(Address Of Principal Executive Office)		(Zip Code)

Registrant's telephone number, including area code: (770) 491-8962

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

SECTION 5-CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02:	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

           (e) On November 20, 2008 (the “Effective Date”), SED International Holdings, Inc. (Pink Sheets: SECX) (the “Company”) entered into an (i) Employment Agreement with Barry Diamond, the Company’s Vice President of Purchasing, to secure his continued employment with the Company. The agreement is for a term of two years from the Effective Date, provides for an annual base salary of $215,000 and entitles him to the same fringe benefits that are generally available to other similarly situated employees of the Company; and (ii) Amended and Restated Employment Agreement with Jonathan Elster, the Company’s Executive Vice-President, to extend the term of his employment with Company though July 1, 2010 and to replace the Company’s subsidiary, SED International, Inc., with the Company as the contracting party. Other than these changes, no material changes were made to this agreement.

          A copies of both of the aforementioned agreements are attached as Exhibits 10.1 and 10.2 hereto.

SECTION 9-FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01:	Financial Statements and Exhibits.

          (d) Exhibits.

Exhibit
No.	Description
10.1	Amended and Restated Employment Agreement between SED International Holding, Inc. and Jonathan Elster dated November 20, 2008. *

10.2	Employment Agreement between SED International Holding, Inc. and Barry Diamond dated November 20, 2008. *

______________

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SED International Holdings, Inc.

Dated: November 24, 2008	By:	/s/ Lyle Dickler
Lyle Dickler,
Chief Financial Officer and Vice President of
Finance